Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

REDWOOD SHORES, Calif. - November 1, 2017 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $13.4 million, GAAP net loss of $6.7 million, and Adjusted EBITDA loss of $4.9 million for the quarter ended September 30, 2017.

“In the third quarter, we made progress resolving technology stability and pay-per-use related revenue which impacted our Q2’17 results,” said Gary Griffiths, president and CEO. “The partnership announced with Tech Data on October 31st is representative of growing interest in iPass SmartConnect ™ technology, while a significant Veri-FiTM deal with a major Mobile Network Operator is illustrative of the value in the data that iPass SmartConnect collects. In addition, we’ve made progress in our important partnership with HP. In short, revenue this quarter was modest, we’re confident that our new core of software and technology powering intelligent connection management and data analytics is getting back on the track we envisioned coming into 2017.”

Quarterly Metrics

•
Unlimited and Strategic Partner revenue combined increased to $6.0 million for Q3’17, compared to $4.5 million for Q2’17 and $5.3 million for Q3’16. For the nine months ended September 30, 2017, this revenue was $15.3 million for 2017 and $12.0 million for 2016. Hours consumed by these customers increased 24% over Q2’17 as the historical trend of seasonally lower usage in pay-as-you-go users in the third quarter is not relevant in the Unlimited and Business-to-Business-to-Consumer user groups.

•
Backlog Conversion, which tracks the recognition of revenue from ACV closed in the prior year, was $1.2 million incremental in Q3’17 over the prior quarter, but is still behind target at 56% of the conversion expected through the third quarter of 2017 in the company's financial plan.

•
Net Annual Contract Value (ACV), defined as the annualized sales value under committed contracts for newly acquired or significant upsell customers signed, totaled $0.9 million in Q3’17, compared to $(1.0) million for Q2’17 and $3.7 million for Q3’16.

•
Customer Churn, defined as the annualized impact on revenue based on the prior quarter run-rate of any customer that terminates or has write-down of committed contract value, decreased to $1.1 million in Q3'17, compared to $2.1 million in Q2'17 and $1.3 million in Q3'16. Year to date, churn is trending slightly better than the company's financial plan.

Financial Outlook
“Our goal is to achieve positive cash flow in the first half of 2018 based on completed and planned actions to reduce our Network Access Costs (“NAC”), continued management of operating expenses, and revenue growth stemming from recent partnership activity and stability in the our base of current customers. While we fell short of our targets in our efforts to reduce NAC in the third quarter, several renegotiations have been finalized in the fourth quarter, and we expect to recognize more relief prior to the end of 2017. Without this relief, the Adjusted EBITDA target we set at the end of Q2’17 will not be achievable. However, as we discussed last quarter, many of our NAC commitments expire in Q1’18, giving us clear visibility in total costs and operating expenses. While there is currently less visibility for Q1’18 revenue, based on reduced NAC and operating expenses, our break-even point gets close to $15 million in quarterly revenue, which we believe is achievable, with sufficient cash buffer to get there.”

Financial Guidance
For the year ending December 31, 2017, iPass reaffirms Revenue and updates Adjusted EBITDA guidance from $11 million Adjusted EBITDA loss, both provided on August 2, 2017:

Total Revenue	Approx. $54 million
Adjusted EBITDA Loss (1)	Approx. ($16.5) million

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
(unaudited; in millions)
Revenue Mobile Connectivity Services	$13.4	$13.5	$15.9
Enterprise	9.7	10.8	11.9
Unlimited Customers	2.7	2.2	1.8
Other Pricing Plan Customers	7.0	8.6	10.1
Strategic Partnerships	3.3	2.3	3.5
Legacy iPC	0.4	0.4	0.5

Network Access Costs	10.3	9.6	8.5
Gross Margin (1)	10.9%	17.5%	35.2%

Network Operations Expense	1.6	1.5	1.8
R&D, S&M, and G&A Expense	7.9	7.3	6.8
Total Operating Expenses	9.5	8.8	8.6

Other Income (Expense) and provision for income taxes	(0.3)	(0.4)	0.1
GAAP Total Net Loss	(6.7)	(5.3)	(1.3)

Adjusted EBITDA Loss (2)	(4.9)	(4.4)	(0.4)

	As of
	September 30, 2017	June 30, 2017	September 30, 2016
Shares of Common Stock Outstanding at Period End	66.7	66.7	66.1
Cash and Cash Equivalents	$7.1	$10.4	$17.2
Deferred Revenue (Short-term plus Long-term)	$2.8	$2.9	$2.6

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations Expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships. This metric is reported net, meaning any reversals of prior period reported ACV due to collections issues, early account terminations, or significant delays in launches are subtracted from current period newly closed ACV. Network hours consumed represents the average monthly number of hours used by our customers during the period, reported by customer segment; Unlimited and Strategic Partnerships versus all other pricing plan customers.

	For the Quarter Ended
(in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Wi-Fi Network Users:
Enterprise	68	74	76	81	77
Strategic Partnerships	69	65	48	47	56
Total Wi-Fi Network Users	137	139	124	128	133

Total Active Platform Users	742	786	752	732	738

Network Hours Consumed
Unlimited and Strategic Partnerships	645	521	407	402	371
Other Pricing Plans	298	327	363	393	383
Total Network Hours Consumed	943	848	770	795	754

Annual Contract Value	$933	$(991)	$780	$4,771	$3,667

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-888-670-2253 or direct at 1-913-312-1463 with a participant confirmation code of 7485735. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its fourth quarter 2017 results.

The telephone replay dial-in numbers are 1-866-375-1919 and 1-719-457-0820 and will be available until November 10, 2017, 5:00 p.m. Pacific time. The confirmation code for the replay is 7485735.

Forward-Looking Statements
The statements in this press release: statements under the caption "Financial Outlook" and "Financial Guidance" are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: In short, revenue this quarter was modest, we’re confident that our new core of software and technology powering intelligent connection management and data analytics is getting back on the track we envisioned coming into 2017; our goal is to achieve positive cash flow in the first half of 2018 based on completed and planned actions to reduce our Network Access Costs (“NAC”), continued management of operating expenses, and revenue growth stemming from recent partnership activity and stability in the our base of current customers; the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations; and the risk that iPass may require additional capital to support the business growth, and such capital may not be available. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2017, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, stock-based compensation, out of period adjustment, and nonrecurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 62 million hotspots in more than 180 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.
iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$7,057	$16,072
Accounts receivable, net	9,576	12,361
Prepaid expenses	1,640	1,344
Other current assets	89	225
Total current assets	18,362	30,002
Property and equipment, net	1,705	2,485
Other assets	708	688
Total assets	$20,775	$33,175

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,729	$7,069
Accrued liabilities	3,512	3,874
Deferred revenue, short-term	2,714	2,412
Total current liabilities	15,955	13,355
Deferred revenue, long-term	108	67
Other long-term liabilities	1,019	1,123
Total liabilities	17,082	14,545
Stockholders’ equity:
Common stock	68	68
Additional paid-in capital	225,082	223,777
Accumulated deficit	(221,457)	(205,215)
Total stockholders’ equity	3,693	18,630
Total liabilities and stockholders’ equity	$20,775	$33,175

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$13,399	$15,877	$41,159	$47,105
Cost of revenue and operating expenses:
Network access costs	10,312	8,452	29,469	24,360
Network operations	1,629	1,838	4,835	5,716
Research and development	1,948	1,628	6,059	5,530
Sales and marketing	2,520	2,651	7,588	8,383
General and administrative	3,427	2,555	8,746	8,310
Restructuring charges and related adjustments	—	—	—	788
Total cost of revenue and operating expenses	19,836	17,124	56,697	53,087
Operating loss	(6,437)	(1,247)	(15,538)	(5,982)
Interest income, net	8	12	36	23
Foreign exchange loss, net	(173)	(45)	(351)	(275)
Loss before income taxes	(6,602)	(1,280)	(15,853)	(6,234)
Provision for income taxes	56	61	389	214
Net loss	$(6,658)	$(1,341)	$(16,242)	$(6,448)
Comprehensive loss	$(6,658)	$(1,341)	$(16,242)	$(6,448)

Net loss per share - basic and diluted
Net loss per share	$(0.10)	$(0.02)	$(0.25)	$(0.10)

Weighted average shares outstanding - basic and diluted	65,878,405	64,546,665	65,683,241	63,893,371

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,242)	$(6,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,041	776
Depreciation and amortization	1,144	1,989
Provision for doubtful accounts	146	(13)
Changes in operating assets and liabilities:
Accounts receivable	2,639	(989)
Prepaid expenses and other current assets	(160)	1,361
Other assets	(20)	(18)
Accounts payable	3,033	(382)
Accrued liabilities	(362)	(644)
Deferred revenue	343	11
Other liabilities	(104)	62
Net cash used in operating activities	(8,542)	(4,295)
Cash flows from investing activities:
Purchases of property and equipment	(737)	(299)
Net cash used in investing activities	(737)	(299)
Cash flows from financing activities:
Net proceeds from issuance of common stock	264	2,673
Principal payments for vendor financed property and equipment	—	(854)
Stock repurchase	—	(345)
Net cash provided by financing activities	264	1,474
Net decrease in cash and cash equivalents	(9,015)	(3,120)
Cash and cash equivalents at beginning of period	16,072	20,294
Cash and cash equivalents at end of period	$7,057	$17,174
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$180	$194
Accrued amounts for acquisition of property and equipment	$—	$1

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
GAAP Net loss	$(6,658)	$(5,268)	$(1,341)
Interest income	(8)	(14)	(12)
Income tax expense	56	217	61
Depreciation of property and equipment	348	342	618
Stock-based compensation expense	348	343	284
Prior period adjustment to revenue	309	—	—
Nonrecurring legal costs	690	20	—
Adjusted EBITDA loss	$(4,915)	$(4,360)	$(390)

Reconciliation of 2017 Guidance Adjusted EBITDA Loss to Total GAAP Net Loss

Full Year 2017	(Unaudited; in millions)
GAAP Net Loss	$(21.0)
(a) Income tax expense		$0.6
(b) Depreciation of property and equipment		1.5
(c) Stock-based compensation expense		1.4
(d) Nonrecurring legal costs		0.7
(e) Prior period adjustment to revenue		0.3
Adjusted EBITDA Loss (1)	$(16.5)

(1)	The guidance for Adjusted EBITDA loss excluded foreign exchange gain or loss estimates.